Exhibit 10.1

Population Health Investment Co., Inc.

One World Financial Center

New York, New York 10281

January 1, 2022

Population Health Investment Holding, Inc.

One World Financial Center

New York, New York 10281

Re: Second Promissory Note Amendment

Population Health Investment Holding, Inc.:

Reference is made to that certain Promissory Note in the Principal Amount of up to $300,000 by and between Population Health Investment Co., Inc., a Cayman Islands exempted company (the “Maker”), and Population Health Investment Holding, Inc., a Cayman Islands exempted company (“Payee”), dated as of September 17, 2020, and as amended on November 20, 2020 (the “Note”). The parties to this letter agreement acknowledge and agree that as of the date hereof the outstanding principal balance of the Note is $300,000. Pursuant to paragraph 11 of the Note, Maker and Payee agree, as of the date hereof, to amend and restate paragraph 1 of the Note as follows:

“1. Principal. The principal balance of this Note shall be payable on the earlier of: (i) November 1, 2022 or (ii) the date on which Maker consummates a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The principal balance may be prepaid at any time.”

The parties agree that the other provisions of the Note shall continue in full force and effect.

[Signature Page Follows]

Very truly yours, POPULATION HEALTH INVESTMENT CO., INC.

By:	/s/ Clive Meanwell
Name: Clive Meanwell
Title: Chief Executive Officer

AGREED AND ACCEPTED:

POPULATION HEALTH INVESTMENT HOLDING, INC.

By:	/s/ Christopher Visioli
Name: Christopher Visioli
Title: Senior Vice President

[Signature Page to Promissory Note Amendment Letter]